    As filed with the Securities and Exchange Commission on November 12, 1997
                      Registration Statement No. 333-36301
================================================================================



                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                        ---------------------------------
                           AMENDMENT NO. 1 TO FORM S-3
                        --------------------------------
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                       -----------------------------------
                       AMERICAN SUPERCONDUCTOR CORPORATION
             (Exact name of registrant as specified in its charter)
                       -----------------------------------



                 DELAWARE                                    04-2959321
       (State or other jurisdiction                      (I.R.S. Employer
    of incorporation or organization)                    Identification No.)


                               2 TECHNOLOGY DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 836-4200
                        (Address, including zip code, and
                     telephone number, including area code,
                            of registrant's principal
                               executive offices)


                    -----------------------------------------


                                GREGORY J. YUREK
          CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
                       AMERICAN SUPERCONDUCTOR CORPORATION
                               2 TECHNOLOGY DRIVE
                        WESTBOROUGH, MASSACHUSETTS 01581
                                 (508) 836-4200
                     (Name, address, including zip code, and
                     telephone number, including area code,
                              of agent for service)

                                    COPY TO:

                            PATRICK J. RONDEAU, ESQ.
                                HALE AND DORR LLP
                                 60 STATE STREET
                           BOSTON, MASSACHUSETTS 02109
                                 (617) 526-6000

     APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]


     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333- ________ .



     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] 333- ________.


     If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]


                      -------------------------------------


                         CALCULATION OF REGISTRATION FEE


                                                                  Proposed          Proposed
                                                                  Maximum           Maximum           Amount
                                                Amount         Offering Price      Aggregate            of
          Title of Each Class of                to be                Per            Offering       Registration
       Securities to be Registered            Registered            Share            Price              Fee
       ---------------------------            ----------           ------            -----              ---
Common Stock, $.01 par value per share          68,306(1)          N/A                 N/A              N/A
Common Stock, $.01 par value per share          41,315           $10.688           $441,575(2)        $133.81





(1) 68,306 shares were originally registered on September 24, 1997 pursuant to the Registration Statement filed on Form S-3 (File No. 333-36301). The registration fee paid at that time for such shares was $247.10.



(2) Estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) under the Securities Act and based upon the average of the high and low prices on the Nasdaq National Market on November 10, 1997.



                     ---------------------------------------
                     ---------------------------------------



        THE COMPANY HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE COMPANY SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), SHALL DETERMINE.



--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



                  SUBJECT TO COMPLETION, DATED NOVEMBER 12, 1997


PROSPECTUS

                       AMERICAN SUPERCONDUCTOR CORPORATION


                         109,621 SHARES OF COMMON STOCK



                    ----------------------------------------



        The 109,621 shares (the "Shares") of Common Stock, $.01 par value per share ("Common Stock"), of American Superconductor Corporation ("ASC" or the "Company") covered by this Prospectus are issued and outstanding shares which may be offered and sold, from time to time, for the account of certain stockholders of the Company (the "Selling Stockholders"). See "The Selling Stockholders." The Shares covered by this Prospectus were issued to one of the Selling Stockholders, James Maguire, as part of the acquisition of Applied Engineering Technologies, Ltd. ("AET") by the Company through a merger completed on July 31, 1997 and to the remainder of the Selling Stockholders (the "Former SI Stockholders") as part of the merger of Superconductivity, Inc. ("SI") into a wholly-owned subsidiary of the Company completed on April 8, 1997. All of the shares offered hereunder are to be sold by the Selling Stockholders.



        The Company will not receive any of the proceeds from the sale of the Shares covered by this Prospectus. The Company will bear all expenses incurred in effecting the registration of the Shares covered by this Prospectus, including all registration and filing fees, exchange listing fees, and fees and expenses of counsel and accountants for the Company but excluding (i) any brokerage fees, selling commissions or underwriting discounts incurred by the Selling Stockholders in connection with a sale under the Registration Statement of which this Prospectus is a part and (ii) the fees and expenses of any counsel retained by the Selling Stockholders.



        The Shares covered by this Prospectus may be sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, on the Nasdaq National Market, in the over-the-counter market, through the writing of options on the Shares, in ordinary brokerage transactions, in negotiated transactions, or otherwise, at market prices prevailing at the time of sale or at negotiated prices. See "Plan of Distribution."

        The Selling Stockholders and intermediaries through whom the Shares are sold may be deemed "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Shares offered, and any profits realized or commissions received may be deemed underwriting compensation. The Company and the Selling Stockholders have agreed to certain indemnification arrangements with respect to the offering. See "Plan of Distribution."



        The Common Stock is traded on the Nasdaq National Market under the symbol "AMSC." On November 10, 1997, the closing sale price of the Common Stock on the Nasdaq National Market was $10.625 per share.



                  --------------------------------------------



               THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE
                OF RISK. SEE "RISK FACTORS" BEGINNING ON PAGE 9.



                  --------------------------------------------



                   THESE SECURITIES HAVE NOT BEEN APPROVED OR
                   DISAPPROVED BY THE SECURITIES AND EXCHANGE
                        COMMISSION NOR HAS THE COMMISSION
                     PASSED UPON THE ACCURACY OR ADEQUACY OF
                     THIS PROSPECTUS. ANY REPRESENTATION TO
                       THE CONTRARY IS A CRIMINAL OFFENSE.



                    -----------------------------------------



                THE DATE OF THIS PROSPECTUS IS NOVEMBER 12, 1997.

         TABLE OF CONTENTS                                                PAGE
         -----------------                                                ----



    Available Information                                                  5



    Incorporation of Certain Documents by Reference                        7



    Special Note Regarding Forward-Looking Information                     8



    The Company                                                            9



    Risk Factors                                                           9



    Use of Proceeds                                                        9



    The Transactions                                                       9



    The Selling Stockholders                                              10



    Plan of Distribution                                                  11



    Legal Matters                                                         12



    Experts                                                               12


                              AVAILABLE INFORMATION

        The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information may be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549 and at the Commission's regional offices located at Seven World Trade Center, Suite 1300, New York, New York 10048, and at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such materials also may be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Company is required to file electronic versions of these documents through the Commission's Electronic Data Gathering, Analysis and Retrieval System (EDGAR). The Commission maintains a World Wide Web site at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Common Stock of the Company is traded on the Nasdaq National Market. Reports and other information concerning the Company may be inspected at the National Association of Securities Dealers, Inc., 1735 K Street, N.W., Washington, D.C. 20006.

        The Company has filed with the Commission a Registration Statement on Form S-3 (together with all amendments, supplements, exhibits and schedules thereto, the "Registration Statement") under the Securities Act, with respect to the Shares offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, as certain items are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the Company and the Shares, reference is made to such Registration Statement. Statements contained in this Prospectus regarding the contents of any agreement or other document are not necessarily complete, and in each instance reference is made to the copy of such agreement or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. The

Registration Statement may be inspected without charge at the office of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and copies of all or any part thereof may be obtained from the Commission at prescribed rates.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

        The following documents filed by the Company with the Commission are incorporated herein by reference:


        (I) The Company's Annual Report on Form 10-K for the fiscal year ended March 31, 1997, filed with the Commission on June 30, 1997, as amended by Amendment No. 1 on Form 10-K/A, filed with the Commission on July 3, 1997 (the "Form 10-K");



        (ii) The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1997, filed with the Commission on August 14, 1997;



        (iii) The Company's Definitive Notice, Proxy Statement and Proxy for the Annual Meeting of Stockholders held on September 5, 1997 (the "Annual Meeting"), filed with the Commission on July 29, 1997, and the Revised Definitive Notice, Proxy Statement and Proxy for the Annual Meeting, filed with the Commission on August 8, 1997;



        (iv) The Company's Current Report on Form 8-K dated April 8, 1997, filed with the Commission on April 23, 1997, as amended by Amendment No. 1 on Form 8-K/A, filed with the Commission on June 23, 1997; and




        (v) The Company's Current Report on Form 8-K dated September 5, 1997, filed with the Commission on September 5, 1997.



        All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Shares registered hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

        The Company will provide without charge to each person to whom this Prospectus is delivered, upon written request of such person, a copy of any or all of the foregoing documents incorporated by reference into this Prospectus (without exhibits to such documents other than exhibits specifically incorporated by reference into such documents). All such requests shall be directed to: American Superconductor Corporation, 2 Technology Drive, Westborough, Massachusetts 01581, Attention: Secretary, Telephone: (508) 836-4200.

        NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THIS OFFERING OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION AND REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE REGISTERED SECURITIES TO WHICH IT RELATES. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION

OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL.


               SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

        Certain statements in this Prospectus and in the documents incorporated herein constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act and Section 2B of the Exchange Act. Without limiting the foregoing, the words "believes," "anticipates," "plans," "expects" and similar expressions are intended to identify forward-looking statements. Any statements contained herein or incorporated herein that are not statements of historical fact may be deemed to be forward-looking statements. There are a number of important factors that could cause the results of the Company to differ materially from those indicated by such forward-looking statements. These factors include those set forth under the heading "Future Operating Results" included as part of Exhibit 99.2 to the Company's Current Report on Form 8-K dated September 5, 1997 and those set forth in "Risk Factors" herein.

                                   THE COMPANY

        The Company develops and commercializes high temperature superconductor wires, wire products and systems, including current leads, multistrand conductors, electromagnetic coils and electromagnets, and subsystems comprising electromagnetic coils integrated with appropriate cooling systems. The focus of the Company's development and commercialization efforts is on electrical equipment for use by electric utilities and industrial users of electrical power. For large-scale applications, the Company's development efforts are focused on power transmission cables, motors, transformers, generators and fault current limiters. In the area of power quality, the Company is focused on marketing and selling commercial, low temperature superconducting magnetic energy storage ("SMES") devices, on development and commercialization of new SMES products, and on development of power electronic subsystems and engineering services for the power quality marketplace.

        American Superconductor Corporation was incorporated in Delaware in April 1987. The Company's principal executive offices are located at 2 Technology Drive, Westborough, Massachusetts 01581 and its telephone number is
(508) 836-4200.


                                  RISK FACTORS


        The Securities offered hereby involve a high degree of risk. The following risk factors, together with the factors set forth under the heading "Future Operating Results" included as part of APPENDIX A to the Form 10-K, should be considered carefully in addition to the other information included or incorporated by reference in this Prospectus before purchasing the Shares offered hereby.

POSSIBLE VOLATILITY OF SHARE PRICE

        Investors should be aware that market prices for securities of companies such as ASC are highly volatile. Factors such as fluctuations in the Company's operating results, announcements of technological innovations or new commercial products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights, and general market conditions may have a significant effect on the market price of the Company's Common Stock.

NO DIVIDENDS ANTICIPATED IN FUTURE

        The Company has not paid any cash dividends on the Common Stock since its inception and does not anticipate paying any cash dividends on its Common Stock in the future.

                                 USE OF PROCEEDS


        The Company will not receive any proceeds from the sale of the Shares by the Selling Stockholders, or by their respective pledgees, donees, transferees or other successors in interest.



                                THE TRANSACTIONS



THE AET MERGER



        Pursuant to an Agreement and Plan of Merger dated July 31, 1997 by and among the Company, AET and James Maguire, effective July 31, 1997 (the "AET Merger Agreement"), AET was merged with and into ASC (the "AET Merger"). In consideration of the AET Merger, James Maguire, as the sole stockholder of AET, was issued a total of 68,306 shares of Common Stock.

THE SI MERGER



        Pursuant to an Agreement and Plan of Merger dated March 7, 1997 by and among the Company, ASC Merger Corp., a wholly-owned subsidiary of the Company, and SI, effective April 8, 1997 (the "SI Merger Agreement"), SI was merged with and into ASC Merger Corp. (the "SI Merger"). In consideration of the SI Merger, the Former SI Stockholders were issued a total of 942,961 shares of Common Stock.



                            THE SELLING STOCKHOLDERS



        The following table sets forth the number of shares of Common Stock owned by the Selling Stockholders as of October 31, 1997, the number of shares of Common Stock to be offered by the Selling Stockholders pursuant to this Prospectus and the number of shares of Common Stock to be owned by the Selling Stockholders if all of the Shares offered hereby are sold as described herein. If all of the shares offered hereby are sold as described herein, no Selling Stockholder will own more than 1% of the Common Stock of the Company.



        Prior to the AET Merger, James Maguire had not held any positions or offices with, been employed by, or otherwise had a material relationship with, the Company or any of its affiliates. Following the AET Merger, James Maguire became an employee of ASC.



        Prior to the SI Merger, the following persons were employed by SI and continue to be employed at SI: Warren Buckles and Aaron King. Carel DeWinkel and Susan Fettig were employed by SI until their resignations in August 1996 and May 1996, respectively.




                                             NUMBER OF SHARES OF                                    NUMBER OF SHARES OF
                                                COMMON STOCK              NUMBER OF SHARES OF           COMMON STOCK
               NAME OF                            OWNED AS                   COMMON STOCK                  OWNED
         SELLING STOCKHOLDER                OF OCTOBER 31, 1997             OFFERED HEREBY             AFTER OFFERING
         -------------------                -------------------             --------------             --------------
James Maguire                                      68,306                      61,475                       6,831
Susan Fettig                                        2,634                       2,371                         263
Aaron King                                          1,165                       1,048                         117
Mark & Mary Daugherty                                 518                         466                          52
Warren Buckles                                      8,230                       5,000                       3,230
RWBCO II Partners Fund Limited
   Partnership                                     15,298                      13,768                       1,530
Baird Capital Partners Limited
   Partnership                                     23,717                      21,345                       2,372
Carel DeWinkel                                      4,609                       4,148                         461

                              PLAN OF DISTRIBUTION


        The Shares may be offered and sold from time to time by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest. The Selling Stockholders will act independently of the Company in making decisions with respect to the timing, manner and size of each sale. Such sales may be made in the over-the-counter market or otherwise, at prices related to the then current market price or in negotiated transactions, including pursuant to one or more of the following methods: (a) purchases by a broker-dealer as principal and resale by such broker or dealer for its account pursuant to this Prospectus; (b) ordinary brokerage transactions and transactions in which the broker solicits purchasers; and (c) block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction. The Company has been advised by the Selling Stockholders that they have not made any arrangements relating to the distribution of the shares covered by this Prospectus. In effecting sales, broker-dealers engaged by the Selling Stockholders, or by their pledgees, donees, transferees or other successors in interest, may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or discounts from the Selling Stockholders, or their pledgees, donees, transferees or other successors in interest, in amounts to be negotiated immediately prior to the sale.



        In offering the Shares, the Selling Stockholders and any broker-dealers and any other participating broker-dealers who execute sales for the Selling Stockholders may be deemed to be "underwriters" within the meaning of the Securities Act in connection with such sales, and any profits realized by the Selling Stockholders and the compensation of such broker-dealer may be deemed to be underwriting discounts and commissions. In addition, any of the Shares which qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus. None of the Shares presently qualify for sale pursuant to Rule 144.



        The Company has advised the Selling Stockholders that during such time as they may be engaged in a distribution of Common Stock included herein, they are required to comply with the Securities Act, any rule or regulation under the Securities Act, and Rule 10b-6 under the Exchange Act.



        The Company has agreed to indemnify James Maguire against certain liabilities set forth in Section 4.3(e) of the AET Merger Agreement in connection with the offer and sale of the Shares, including liabilities under the Securities Act. James Maguire has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities set forth in Section 4.3(d)(ii)(A) of the AET Merger Agreement, including liabilities under the Securities Act.



        The Company has agreed to indemnify the Former SI Stockholders against certain liabilities set forth in Section 7(a) of a Registration Rights Agreement between the Company and each of the Former SI Stockholders dated April 8, 1997 (the "Registration Rights Agreement") in connection with the offer and sale of the Shares, including liabilities under the Securities Act, the Securities Exchange Act of 1934, state securities laws or Blue Sky laws. The Former SI Stockholders have agreed to indemnify in certain circumstances and up to a certain amount the Company and certain related persons against certain liabilities set forth in Section 7(b) of the Registration Rights Agreement in connection with the offer and sale of the Shares, including liabilities under the Securities Act, the Securities Exchange Act of 1934, state securities laws or Blue Sky laws.

        The Company has agreed with James Maguire to keep the Registration Statement of which this Prospectus is a part effective until the earlier of (i) one month after the date on which such Registration Statement is declared effective, or (ii) the date on which all shares offered by James Maguire have been sold by Mr. Maguire. The Company intends to de-register any of the Shares not sold by James Maguire and any other shares remaining unsold at the end of such period. The Company may, under specified circumstances set forth in Section 4.3(b) of the AET Merger Agreement, suspend the Registration Statement of which this Prospectus is a part after effectiveness and require that sales of shares pursuant to such Registration Statement cease immediately.



                                  LEGAL MATTERS

        The validity of the shares offered hereby will be passed upon for the Company by Hale and Dorr LLP, a limited liability partnership including professional corporations, 60 State Street, Boston, Massachusetts 02109.


                                     EXPERTS



        The Consolidated Financial Statements incorporated in this Prospectus by reference have been audited by Coopers & Lybrand L.L.P., Smith and Gesteland, LLP and Ernst & Young LLP, all independent public accountants, as indicated in their reports with respect thereto, and are incorporated by reference in reliance upon the authority of such firms as experts in accounting and auditing.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

        The following table sets forth the various expenses to be incurred in connection with the sale and distribution of the shares being registered hereby, all of which will be borne by the Company. All amounts shown are estimates except the Securities and Exchange Commission registration fee.



      Filing Fee - Securities and Exchange Commission             $   381



      Legal fees and expenses of the Company                      $13,000



      Accounting fees and expenses of the Company                 $ 4,000



      Printing expenses                                           $ 3,000



      Miscellaneous expenses                                      $ 2,000



           Total Expenses                                         $22,381



ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

        Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.


        Article V of the Registrant's By-laws provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against expenses (including attorneys' fees) incurred in connection with the defense or settlement of any action or suit by or in the right of the Registrant by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, except that no indemnification shall be made with respect to any such matter as to which such director or officer shall have been adjudged to be liable to the Registrant, unless and only to the extent that a court determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid by the Registrant upon receipt of an undertaking by the director or officer to repay such amount if the Registrant ultimately determines that he is not entitled to indemnification.

        Indemnification shall be made by the Registrant upon a determination that the applicable standard of conduct required for indemnification has been met and that indemnification of a director or officer is proper. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the action, or (b) if such a quorum is not obtainable, or if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders of the Registrant.

        Article V of the By-laws of the Registrant further provides that the indemnification provided therein is not exclusive, and provides that to the extent the Delaware General Corporation Law is amended or supplemented, Article V shall be amended automatically and construed so as to permit indemnification and advancement of expenses to the fullest extent permitted by such law.

        Article EIGHTH of the Registrant's Certificate of Incorporation provides that no director of the Registrant shall be personally liable to the Registrant or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, that a director shall remain liable (i) for any breach of such director's duty of loyalty to the Registrant or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for participation in a Board of Directors' action authorizing an unlawful dividend or unlawful stock purchase or redemption under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which such director derived an improper personal benefit.


        The Company has agreed to indemnify James Maguire against certain liabilities set forth in Section 4.3(e) of the AET Merger Agreement in connection with the offer and sale of the Shares, including liabilities under the Securities Act. James Maguire has agreed to indemnify in certain circumstances the Company and certain related persons against certain liabilities set forth in Section 4.3(d)(ii)(A) of the AET Merger Agreement, including liabilities under the Securities Act.



        The Company has agreed to indemnify the Former SI Stockholders against certain liabilities set forth in Section 7(a) of the Registration Rights Agreement. The Former SI Stockholders have agreed to indemnify in certain circumstances and up to a certain amount the Company and certain related persons against certain liabilities set forth in Section 7(b) of the Registration Rights Agreement in connection with the offer and sale of the Shares, including liabilities under the Securities Act, the Securities Exchange Act of 1934, state securities laws or Blue Sky laws.

ITEM 16. LIST OF EXHIBITS.




    2*** Agreement and Plan of Merger by and among American Superconductor Corporation, Applied Engineering Technologies, Ltd. and James Maguire dated July 31, 1997.


    4.1*        Restated Certificate of Incorporation of the Registrant.

    4.2**       By-laws of the Registrant, as amended to date.


    5           Opinion of Hale and Dorr LLP.



    23.1 Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.


    23.2        Consent of Coopers & Lybrand L.L.P.


    23.3        Consent of Smith & Gesteland, LLP



    23.4        Consent of Ernst & Young LLP



    24***       Power of Attorney


------------------

* Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K filed with the Commission on June 29, 1992.

** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-43647).


*** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-3 (File No. 333-36301) filed with the Commission on September 24, 1997.

ITEM 17. UNDERTAKINGS.

         The undersigned Registrant hereby undertakes:

        (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

        (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

        (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any derivation from the low or high and of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the Registration Statement; and

        (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement.


        (2) That, for the purposes of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.


        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        The Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Corporation pursuant to the indemnification provisions described herein, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, Commonwealth of Massachusetts, on this 12th day of November, 1997.


                                  AMERICAN SUPERCONDUCTOR CORPORATION


                                  By:   /S/ GREGORY J. YUREK
                                        ---------------------------------------
                                           Gregory J. Yurek
                                           Chairman of the Board, President and
                                           Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.




         SIGNATURE                            TITLE                                DATE

/s/ Gregory J. Yurek                   Chairman of the Board,                  November 12, 1997
-----------------------------          President and Chief Executive
Gregory J. Yurek                       Officer and Director
                                       (Principal Executive Officer)


/s/ Thomas Rosa                        Controller                              November 12, 1997
-----------------------------          (Principal Financial Officer
Thomas Rosa                            and Principal Accounting
                                       Officer)


/s/ Albert J. Baciocco, Jr. *          Director                                November 12, 1997
-----------------------------
Albert J. Baciocco, Jr.

/s/ Frank Borman            *          Director                                November 12, 1997
-----------------------------
Frank Borman

/s/ Peter O. Crisp          *          Director                                November 12, 1997
-----------------------------
Peter O. Crisp

/s/ Richard Drouin          *          Director                                November 12, 1997
-----------------------------
Richard Drouin

/s/ Gerard J. Menjon        *          Director                                November 12, 1997
-----------------------------
Gerard Menjon

/s/ Andrew G.C. Sage, II    *          Director                                November 12, 1997
-----------------------------
Andrew G.C. Sage, II

/s/ John B. Vander Sande    *          Director                                November 12, 1997
-----------------------------
John B. Vander Sande


*By: /s/ Gregory J. Yurek
     -------------------------
     Gregory J. Yurek
     Attorney-in-Fact

                                  EXHIBIT INDEX





        2*** Agreement and Plan of Merger by and among American Superconductor Corporation, Applied Engineering Technologies, Ltd. and James Maguire dated July 31, 1997.



        4.1*        Restated Certificate of Incorporation of the Registrant.



        4.2**       By-laws of the Registrant, as amended to date.



        5           Opinion of Hale and Dorr LLP.



        23.1 Consent of Hale and Dorr LLP, included in Exhibit 5 filed herewith.



        23.2        Consent of Coopers & Lybrand L.L.P.



        23.3        Consent of Smith & Gesteland, LLP



        23.4        Consent of Ernst & Young LLP



        24***       Power of Attorney




                               ------------------



* Incorporated by reference to Exhibits to the Registrant's Annual Report on Form 10-K filed with the Commission on June 29, 1992.



** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1 (File No. 33-43647).



*** Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-3 (File No. 333-36301) filed with the Commission on September 24, 1997.